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                                                                      EXHIBIT J

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Sun Capital Advisers Trust on Form N-1A of our report dated November 4, 1998, appearing in the Statement of Additional Information, which is a part of this Registration Statement, and to the references to us under the heading "Additional Information" in such Prospectus and "Independent Auditors" in the Statement of Additional Information which are a part of this Registration Statement.


DELOITTE & TOUCHE
Boston, Massachusetts
November 4, 1998